Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference on May 5, 2023, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
FOR IMMEDIATE RELEASE
TDS reports first quarter 2023 results
2023 guidance reaffirmed

CHICAGO (May 4, 2023) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,303 million for the first quarter of 2023, versus $1,315 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(9) million and $(0.08), respectively, for the first quarter of 2023 compared to $44 million and $0.37, respectively, in the same period one year ago.
"The TDS Family of Companies is committed to achieving its long-term strategic goals," said LeRoy T. Carlson, Jr., TDS President and CEO. "UScellular is making significant investments in advancing its network, and TDS Telecom is executing on its strategy to deploy fiber in expansion markets, with approximately 100 communities in various stages of development.
“At UScellular, postpaid subscriber trends improved year over year as we made progress toward stabilizing our customer base, but we still had net subscriber losses during the quarter and have more work to do. We continued execution of our multi-year cost optimization program seeking efficiencies in both operating costs and capital expenditures.

“TDS Telecom increased residential broadband connections and residential revenue per connection. TDS Telecom is also expanding its footprint, deploying 25,000 marketable fiber service addresses in the first quarter and is on track to meet its full year 2023 fiber service address goal.”

2023 Estimated Results

TDS’ current estimates of full-year 2023 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of May 4, 2023 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2023 Estimated Results

UScellular	Previous	Current
(Dollars in millions)
Service revenues	$3,050-$3,150	Unchanged
Adjusted OIBDA[1]	$725-$875	Unchanged
Adjusted EBITDA[1]	$875-$1,025	Unchanged
Capital expenditures	$600-$700	Unchanged

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,030-$1,060	Unchanged
Adjusted OIBDA[1]	$260-$290	Unchanged
Adjusted EBITDA[1]	$260-$290	Unchanged
Capital expenditures	$500-$550	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2023 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2023 Estimated Results
	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$10-$160	$40-$70
Add back:
Interest expense	205	—
Depreciation, amortization and accretion expense	645	220
EBITDA (Non-GAAP)[1]	$860-$1,010	$260-$290
Add back or deduct:
(Gain) loss on asset disposals, net	15	—
Adjusted EBITDA (Non-GAAP)[1]	$875-$1,025	$260-$290
Deduct:
Equity in earnings of unconsolidated entities	145	—
Interest and dividend income	5	—
Adjusted OIBDA (Non-GAAP)[1]	$725-$875	$260-$290

	Actual Results
	Three Months Ended March 31, 2023		Year Ended December 31, 2022
	UScellular	TDS Telecom	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	$14	$8	$35	$53
Add back:
Income tax expense	11	3	37	23
Income before income taxes (GAAP)	$25	$11	$72	$76
Add back:
Interest expense	47	(2)	163	(7)
Depreciation, amortization and accretion expense	170	59	700	215
EBITDA (Non-GAAP)[1]	$242	$68	$935	$284
Add back or deduct:
Loss on impairment of licenses	—	—	3	—
(Gain) loss on asset disposals, net	10	1	19	7
(Gain) loss on sale of business and other exit costs, net	—	—	(1)	—
Adjusted EBITDA (Non-GAAP)[1]	$252	$69	$956	$291
Deduct:
Equity in earnings of unconsolidated entities	44	—	158	—
Interest and dividend income	2	1	8	2
Other, net	—	—	—	1
Adjusted OIBDA (Non-GAAP)[1]	$206	$68	$790	$288
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for March 31, 2023, can be found on TDS' website at investors.tdsinc.com.

Stock Repurchase
During the first quarter of 2023, TDS repurchased 290,900 of its Common Shares for $3 million.
Conference Call Information
TDS will hold a conference call on May 5, 2023 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/239182809
▪Access the call by phone at (888)330-2384, conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed approximately 9,300 associates as of March 31, 2023.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Retail Connections
Postpaid
Total at end of period	4,223,000	4,247,000	4,264,000	4,296,000	4,335,000
Gross additions	137,000	154,000	151,000	128,000	126,000
Feature phones	7,000	6,000	5,000	4,000	2,000
Smartphones	86,000	99,000	102,000	90,000	89,000
Connected devices	44,000	49,000	44,000	34,000	35,000
Net additions (losses)	(24,000)	(17,000)	(31,000)	(40,000)	(44,000)
Feature phones	(4,000)	(6,000)	(6,000)	(8,000)	(10,000)
Smartphones	(21,000)	(14,000)	(16,000)	(23,000)	(26,000)
Connected devices	1,000	3,000	(9,000)	(9,000)	(8,000)
ARPU[1]	$50.66	$50.60	$50.21	$50.07	$49.71
ARPA[2]	$130.77	$130.97	$130.27	$130.43	$129.93
Handset upgrade rate[3]	4.9%	7.0%	8.1%	6.0%	5.0%
Churn rate[4]	1.27%	1.35%	1.42%	1.30%	1.30%
Handsets	1.06%	1.12%	1.15%	1.10%	1.10%
Connected devices	2.78%	2.99%	3.40%	2.73%	2.70%
Prepaid
Total at end of period	470,000	493,000	493,000	490,000	495,000
Gross additions	43,000	61,000	62,000	56,000	55,000
Net additions (losses)	(23,000)	—	2,000	(4,000)	(18,000)
ARPU[1]	$33.19	$33.34	$35.04	$35.25	$34.59
Churn rate[4]	4.63%	4.11%	4.07%	4.07%	4.84%
Market penetration at end of period
Consolidated operating population	32,350,000	32,370,000	32,370,000	32,370,000	32,370,000
Consolidated operating penetration[5]	15%	15%	15%	15%	15%
Capital expenditures (millions)	$208	$176	$136	$268	$137
Total cell sites in service	6,950	6,945	6,933	6,916	6,899
Owned towers	4,338	4,336	4,329	4,323	4,310

1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Residential connections
Broadband
Wireline, Incumbent	247,900	249,100	252,600	252,700	250,100
Wireline, Expansion	62,800	56,100	49,400	44,100	40,600
Cable	204,700	204,800	204,500	204,000	204,600
Total Broadband	515,400	510,000	506,500	500,800	495,200
Video	132,600	135,300	136,600	137,400	140,000
Voice	289,200	291,600	295,500	298,300	301,700
Total Residential connections	937,200	936,900	938,600	936,500	936,900
Commercial connections	229,800	236,000	242,800	250,700	260,000
Total connections	1,167,000	1,173,000	1,181,400	1,187,200	1,196,900

Residential revenue per connection[1]	$60.24	$59.91	$60.32	$59.67	$57.95

Capital expenditures (millions)	$130	$165	$166	$120	$105
Numbers may not foot due to rounding.
1Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)
	Three Months Ended March 31,
	2023	2022	2023 vs. 2022
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$986	$1,010	(2)%
TDS Telecom	253	251	1%
All Other[1]	64	54	20%
	1,303	1,315	(1)%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	780	767	2%
Depreciation, amortization and accretion	170	171	(1)%
(Gain) loss on asset disposals, net	10	2	N/M
(Gain) loss on sale of business and other exit costs, net	—	(1)	N/M
	960	939	2%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	185	169	10%
Depreciation, amortization and accretion	59	54	9%
(Gain) loss on asset disposals, net	1	—	N/M
	245	223	10%
All Other[1]
Expenses excluding depreciation and amortization	66	54	22%
Depreciation and amortization	3	4	(6)%
	69	58	20%
Total operating expenses	1,274	1,220	4%
Operating income (loss)
UScellular	26	71	(63)%
TDS Telecom	8	28	(72)%
All Other[1]	(5)	(4)	(18)%
	29	95	(70)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	44	45	(3)%
Interest and dividend income	5	2	N/M
Interest expense	(53)	(33)	(65)%
Total investment and other income (expense)	(4)	14	N/M
Income before income taxes	25	109	(78)%
Income tax expense	13	37	(66)%
Net income	12	72	(84)%
Less: Net income attributable to noncontrolling interests, net of tax	4	11	(68)%
Net income attributable to TDS shareholders	8	61	(87)%
TDS Preferred Share dividends	17	17	—
Net income (loss) attributable to TDS common shareholders	$(9)	$44	N/M

Basic weighted average shares outstanding	113	115	(2)%
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.08)	$0.38	N/M

Diluted weighted average shares outstanding	113	116	(3)%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.08)	$0.37	N/M
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2023	2022
(Dollars in millions)
Cash flows from operating activities
Net income	$12	$72
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	232	229
Bad debts expense	27	26
Stock-based compensation expense	3	12
Deferred income taxes, net	9	29
Equity in earnings of unconsolidated entities	(44)	(45)
Distributions from unconsolidated entities	20	19
(Gain) loss on asset disposals, net	11	2
(Gain) loss on sale of business and other exit costs, net	—	(1)
Other operating activities	2	—
Changes in assets and liabilities from operations
Accounts receivable	22	14
Equipment installment plans receivable	1	—
Inventory	—	(5)
Accounts payable	(162)	(60)
Customer deposits and deferred revenues	(9)	9
Accrued taxes	1	129
Accrued interest	9	10
Other assets and liabilities	(88)	(59)
Net cash provided by operating activities	46	381

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(331)	(271)
Cash paid for intangible assets	(5)	(568)
Other investing activities	2	(9)
Net cash used in investing activities	(334)	(848)

Cash flows from financing activities
Issuance of long-term debt	316	776
Repayment of long-term debt	(5)	(127)
Issuance of short-term debt	—	60
Repayment of short-term debt	(60)	—
TDS Common Shares reissued for benefit plans, net of tax payments	(2)	(2)
Repurchase of TDS Common Shares	(3)	(4)
Repurchase of UScellular Common Shares	—	(10)
Dividends paid to TDS shareholders	(38)	(38)
Distributions to noncontrolling interests	(1)	(1)
Cash paid for software license agreements	(8)	(2)
Other financing activities	(1)	(3)
Net cash provided by financing activities	198	649

Net increase (decrease) in cash, cash equivalents and restricted cash	(90)	182

Cash, cash equivalents and restricted cash
Beginning of period	399	414
End of period	$309	$596

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2023	December 31, 2022
(Dollars in millions)
Current assets
Cash and cash equivalents	$259	$360
Accounts receivable, net	1,131	1,181
Inventory, net	269	268
Prepaid expenses	113	102
Income taxes receivable	60	59
Other current assets	71	58
Total current assets	1,903	2,028

Assets held for sale	18	26

Licenses	4,702	4,699

Goodwill	547	547

Other intangible assets, net	199	204

Investments in unconsolidated entities	519	495

Property, plant and equipment, net	4,872	4,760

Operating lease right-of-use assets	986	995

Other assets and deferred charges	793	796

Total assets	$14,539	$14,550

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2023	December 31, 2022
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$20	$19
Accounts payable	344	506
Customer deposits and deferred revenues	277	285
Accrued interest	21	12
Accrued taxes	45	46
Accrued compensation	78	144
Short-term operating lease liabilities	145	146
Other current liabilities	295	356
Total current liabilities	1,225	1,514

Deferred liabilities and credits
Deferred income tax liability, net	974	969
Long-term operating lease liabilities	900	908
Other deferred liabilities and credits	813	813

Long-term debt, net	4,040	3,731

Noncontrolling interests with redemption features	12	12

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,552	2,551
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(474)	(481)
Accumulated other comprehensive income	5	5
Retained earnings	2,658	2,699
Total TDS shareholders' equity	5,816	5,849

Noncontrolling interests	759	754

Total equity	6,575	6,603

Total liabilities and equity	$14,539	$14,550

Balance Sheet Highlights
(Unaudited)

	March 31, 2023
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$154	$94	$111	$(100)	$259

Licenses, goodwill and other intangible assets	$4,692	$750	$6	$—	$5,448
Investment in unconsolidated entities	477	4	46	(8)	519
	$5,169	$754	$52	$(8)	$5,967

Property, plant and equipment, net	$2,658	$2,125	$89	$—	$4,872

Long-term debt, net:
Current portion	$15	$—	$5	$—	$20
Non-current portion	3,297	3	740	—	4,040
	$3,312	$3	$745	$—	$4,060

TDS Telecom Highlights
(Unaudited)

	Three Months Ended March 31,
	2023	2022	2023 vs. 2022
(Dollars in millions)
Operating revenues
Residential
Wireline, Incumbent	$86	$85	1%
Wireline, Expansion	15	10	44%
Cable	68	67	1%
Total residential	169	163	4%
Commercial	41	44	(7)%
Wholesale	43	44	(4)%
Total service revenues	253	251	1%
Equipment revenues	—	—	(24)%
Total operating revenues	253	251	1%

Cost of services	104	96	9%
Cost of equipment and products	—	—	(31)%
Selling, general and administrative expenses	80	72	11%
Depreciation, amortization and accretion	59	54	9%
(Gain) loss on asset disposals, net	1	—	N/M
Total operating expenses	245	223	10%

Operating income	$8	$28	(72)%

N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
	2023	2022
(Dollars in millions)
Cash flows from operating activities (GAAP)	$46	$381
Cash paid for additions to property, plant and equipment	(331)	(271)
Cash paid for software license agreements	(8)	(2)
Free cash flow (Non-GAAP)[1]	$(293)	$108
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.